Exhibit 3


                          FIRST AMENDMENT TO TERM LOAN
                                   AGREEMENT

XXXXXX
XXXXXX

Ladies and Gentlemen:

        Reference is hereby made to that certain Term Loan Agreement dated as of May 2, 1994 (the Term Loan Agreement, as the same has been amended prior to the date hereof, being referred to herein as the "Loan Agreement"), between the undersigned, Floyd D. Gottwald, Jr., an individual (the "Borrower"), and you (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Loan Agreement.

        The Borrower has requested that the Bank make additional loans to the Borrower and make certain other corresponding amendments to the Loan Agreement, and the Bank is willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

SECTION 1.  1. ADDITIONAL LOANS.

        Subject to all of the terms and conditions of this Amendment (including the satisfaction of each of the conditions precedent listed in Section 3 of this Amendment) and of the Loan Agreement as amended hereby, the Bank agrees to make one or more additional loans (each, and "Additional Term Loan" and collectively, the "Additional Term Loans") to the Borrower on or before April 30, 1998 in an aggregate principal amount not to exceed $15,000,000 on a cumulative basis on and after the date hereof. Each additional Term Loan shall be evidenced by, and mature and bear interest as set forth in, a Term Note of the Borrower (the "Line Note") in the form (with appropriate insertions) attached hereto as Schedule I, the Line Note to be dated as of the date of issuance thereof. The Additional Term Loans shall be secured by the Collateral. The manner of borrowing Additional Term Loans shall be as set forth in Section 1.5 of the Loan Agreement. The obligation of the Bank to make each additional Term Loan shall also be subject in each case to the satisfaction of the conditions precedent set forth in Section 7.1 of the Loan Agreement to the same extent, with the same force and effect, as if, each Additional Term Loan had originally been a Loan made under and subject to the Loan Agreement. All of the terms and conditions of the Loan Agreement shall be applicable to the Line Note and all Additional Term Loans made from time to time hereunder. All references to the term "Note" in the Loan Agreement shall be deemed to include and be a reference to the Line Note as well. Without limiting the generality of the foregoing, the Borrower agrees to observe, comply with and be bound by all of the terms and conditions of the Loan Agreement so long as any Additional Term, Loans are outstanding and that the Line Note may be accelerated upon the occurrence of any Event of Default (as defined in the Loan Agreement), all to the same extent and with the same force and effect as though the Loan Agreement as originally


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executed and delivered had provided for the Additional Term Loans and the issuance of the Line Note as contemplated hereby.

SECTION 2. AMENDMENTS.

        Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Loan Agreement shall be and hereby is amended as follows:

        Section 2.01. Section 3.3 of the Loan Agreement shall be and hereby is amended and as so amended is restated in its entirety as follows:

        Section 3.3. Mandatory Prepayments. (a) Loanable Value. The Borrower covenants and agrees that if the principal amount outstanding on the Note, when taken together with the aggregate principal amount outstanding on the Line Note, shall at any time be in excess of the Loanable Collateral Value as then determined and computed, the Borrower shall, within five (5) Business Days after the Bank's written demand, pay over to the Bank as and for a mandatory prepayment on the Note, such amount as shall be necessary to reduce the unpaid principal balance of the Note, when taken together with the aggregate principal amount then outstanding on the Line Note (taking into account after payments being made concurrently in reduction of the principal of the Line Note), to the Borrowing Base, Each such prepayment shall be accompanied by any amount due to the Bank under Section 2.8 hereof.

        Section 2.02. Amended Definitions. Section 5.1 of the Loan Agreement shall be and hereby is amended by amending and restating in their entirety the following definitions appearing therein:

        "Borrowing Base" shall mean as of any time, the sum of the following:

        (i) 50% of the Collateral Value attributable to the shares of Ethyl Corporation constituting Eligible Securities; plus

        (ii) 45% of the Collateral Value attributable to the shares of Albemarle Corporation or any other issuer in each case constituting Eligible Securities.

following:

        "Loanable Collateral Value" shall mean as of any time, the sum of the following:

        (i) 60% of the Collateral Value attributable to the shares of Ethyl Corporation constituting Eligible Securities; plus

        (ii) 55% of the Collateral Value attributable to the shares of Albemarle Corporation or any other issuer in each case constituting Eligible Securities.

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        Section 2.03. Concentration of Collateral. Clause (i) of the second sentence of the definition of "Collateral Value" appearing in Section 5.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

                "(i) not more than 50% of such Collateral Value may be attributable to the Eligible Securities of any one particular issuer (except in the case of shares of Albemarle Corporation, in which case not more than 80% of such Collateral Value may be attributable to the shares of Albemarle Corporation constituting Eligible Securities), with the effect that any Eligible Securities in excess of that limit have no Market Value for purposes of computing such Collateral Value."

        Section 2.04. New Definitions. Section 5.1 of the Loan Agreement shall be and hereby is amended by adding the following definition:

                "Line Note" means that certain Term Note dated as of a date in July of 1997 in the face principal amount of $15,000,000 issued by the Borrower and payable to the order of the Bank and any and all notes issued in whole or in part in substitution or replacement therefor or in extension or renewal thereof, as any of the foregoing may from time to time be modified or amended.

        Section 2.05. New Borrowing Base Certificate. Exhibit B to the Loan Agreement is hereby amended and as so amended is restated in its entirety as shown on Schedule II attached hereto.

SECTION 3. CONDITIONS PRECEDENT.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                (a) The Borrower, the Trustees and the Bank shall have executed and delivered this Amendment in the spaces provided for that purpose below.

                (b) The Bank shall have received a duly completed and executed Line Note.

                (c) The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

                (d) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

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 SECTION 4. REPRESENTATIONS.

        In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof, the representations and warranties set forth in Section 6 of the Loan Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement and no Default or Event of Default has occurred and is continuing under the Loan Agreement or shall result after giving effect to this Amendment.

SECTION 5. MISCELLANEOUS.

        (a) The Borrower has heretofore executed and delivered to the Bank certain Collateral Documents and the Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Bank thereunder, the obligations of the Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        (b) Except as specifically amended herein, the Loan Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Loan Agreement, the Note, the Line Note or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

        (c) Notwithstanding anything in the Loan Agreement to the contrary, the Borrower shall not be liable to reimburse the Bank for the costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

        (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of XXXXX.

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 Dated as of July 9, 1997.
                                            /s/ FLOYD D. GOTTWALD, JR.
                                            ----------------------------
                                            FLOYD D. GOTTWALD, JR., personally

Accepted and agreed to in XXX, XXX as of the date and year last above written.

                                                 XXXXXX

                                            By   /s/ XXXXXX
                                                ------------------------
                                                Its Vice President

        The undersigned confirm their May 2, 1994 Pledge and Security Agreement
Re: Securities with the Bank remains in full force and effect for the benefit and security of, among other things, the Line Note and the Note outstanding under the Loan Agreement.

                                        /s/ FLOYD D. GOTTWALD, JR.
                                       ----------------------------------
                                       Floyd D. Gottwald Jr., personally





                                        /s/ FLOYD D. GOTTWALD, JR.
                                       ----------------------------------
                                       FLOYD D. GOTTWALD JR., not personally,
                                       but as Trustee under the Trust Agreement
                                       dated June 24, 1992, as restated by
                                       instrument dated January 13, 1993 and
                                       as amended by instrument dated May 2,
                                       1994, with Floyd D. Gottwald, Jr.,
                                       as grantor


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                                    SCHEDULE I

                             FLOYD D. GOTTWALD, JR.
                                   TERM NOTE

$ 15,000,000                                                  XXX, XXX
                                                             July 9, 1997

        On April 30, 1998, for value received, the undersigned, Floyd D. Gottwald, Jr., a resident of Richmond, Virginia (the "Borrower"), hereby promises to pay to the order of XXXXXX (the "Bank") at its office at XXXXX
XXX, XXX, the principal sum of Fifteen Million and no/100 Dollars ($15,000,000), or such lesser amount as may then be outstanding hereon.

        This Note evidences Additional Term Loans made and to be made to the Borrower by the Bank under that certain Loan Agreement dated as of May 2, 1994 between the Borrower and the Bank as amended by First Amendment to Loan Agreement between the same such parties dated July 9, 1997 (said Loan
Agreement, as so amended and as the same may be amended, modified or restated from time to time hereafter, being referred to herein as the "Loan Agreement"), and the Borrower hereby promises to pay interest at the office described above on such Additional Term Loans evidenced hereby at the rates and at the times and in the manner specified for Loans in the Loan Agreement.

        Each Additional Term Loan made against this Note, any repayment of principal hereon, the status of each such Additional Term Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each Additional Term Loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

        This Note is issued by the Borrower under the terms and provisions of the Loan Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Loan Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Loan Agreement.


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        This Note shall be construed in accordance with, and governed by, the internal laws of the State of XXXXX without regard to principles of conflicts of laws.

        The Borrower hereby promises to pay all costs and reasonable expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and demand.

                                                /s/ Floyd D. Gottwald, Jr.
                                                ----------------------
                                                FLOYD D. GOTTWALD, JR.

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                                  SCHEDULE II

                                   EXHIBIT B

                             FLOYD D. GOTTWALD, JR.

                           BORROWING BASE CERTIFICATE

To: XXXXXX

        Pursuant to the terms of the Loan Agreement dated as of May 2, 1994 as amended by that certain First Amendment to Loan Agreement dated as of July 9, 1997 between Floyd D. Gottwald, Jr. and you (the "Loan Agreement"), I submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this certificate is true, correct and complete as of the date of this certificate.

I. COLLATERAL VALUE CALCULATIONS

   A. Ethyl Corporation

      1. Number of shares                     1,263,655
      2. Market Value per share                 $9.1875
      3. Total Market Value                $ 11,609,922

   B. Old Albemarle Stock

      1. Number of shares                       131,831
      2. Market Value per share                 $21.875
      3. Total Market Value                 $ 2,883,803

   C. New Albemarle Stock

      1. Number of shares                     1,715,854
      2. Market Value per share             $    21.875
      3. Total Market Value                 $37,534,306
      4. Principal balance of
         Partnership Loan                   $ 6,447,520
      5. Greater of line 3 or line 4        $37,534,306

   D. Other Eligible Securities (if any)

      1. Number of shares
      2. Market Value per share             $
      3. Total Market Value                 $



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II. Borrowing Base

     A. 50% of Line A3 in Section I        $ 5,804,961

     B. 45% of the sum of Lines B3,
        C5 and D3 in Section I             $18,188,149

     C. Sum of Lines A and B above         $23,993,110

III. Loanable Collateral Value

     A. 60% of Line A3 in Section I        $ 6,965,953

     B. 55% of the sum of Lines B3,
        C5 and D3 in Section I             $22,229,960

     C. Sum of Lines A and B above         $29,195,913

        Dated July 9, 1997

                                /s/ FLOYD D. GOTTWALD, JR.
                                -------------------------
                                Name: Floyd D. Gottwald, Jr.

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